UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2013

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Group 1 Automotive, Inc. (the “Company”), was held on May 22, 2013. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as set forth below.

Proposal 1

The three director nominees named in the Company’s proxy statement were elected as Class II directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
John L. Adams	21,445,369	280,470	1,342,224
J. Terry Strange	21,604,790	121,049	1,342,224
Max P. Watson, Jr.	21,425,464	300,375	1,342,224

Proposal 2

The proposal to approve, on an advisory basis, the resolution on executive compensation, was approved based upon the following votes:

For	Against	Abstain
20,798,256	810,341	117,242

Proposal 3

The proposal to ratify the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2013 was approved based upon the following votes:

For	Against	Abstain
22,878,190	79,906	109,967

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

May 24, 2013	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President